Exhibit 4.36

THIS EQUITY PURCHASE WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS COMMON STOCK PURCHASE WARRANT.

                             EQUITY PURCHASE WARRANT


                        To Purchase 1% Equity interest in


                         Behavioral Health Online, Inc.


     THIS IS TO CERTIFY THAT Heller Healthcare Finance, Inc., or registered assigns, is entitled, at any time from the Closing Date (as hereinafter defined) to the Expiration Date (as hereinafter defined) , , , to purchase from Behavioral Health Online, Inc., a Massachusetts corporation (the "Company"), the number of shares representing 1% of the issued and outstanding Common Stock (as hereinafter defined) of the Company immediately following such exercise but in any event prior to a Qualified IPO (as hereinafter defined) (provided that no adjustments shall be made due to such Qualified IPO), exercisable in whole but not in part, at an aggregate purchase price (i.e. for all shares of Warrant Stock) of $100 (the "Warrant Price"), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

     This Warrant is issued in connection with and as partial consideration for the $330,000 over-line loan made by the Holder to the Company's affiliate PHC of Michigan, Inc. (the "Loan") as evidenced by that certain Letter Agreement dated as of December 18, 2000 for Three Hundred Thirty Thousand and no/100 dollars ($330,000) from PHC of Michigan, Inc. and the documents related thereto.

            1.    Definitions

     As used in this Equity Purchase Warrant (this "Warrant"), the following terms shall have the respective meanings set forth below:

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the Commonwealth of Massachusetts.

     "Closing Date" is December 18, 2000.

     "Commission" shall mean the Securities and Exchange Commission or any other
federal  agency  then   administering  the  Securities  Act  and  other  federal
securities laws.

     "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, par value $.01 per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.



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
     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

            "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

     "Expiration Date" shall mean the earlier of (i) December 17, 2010, or (ii) the date of the closing of, and receipt of funds from, a firm-commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation to the public with (x) an aggregate offering price (before deduction of underwriters commissions and expenses) of not less than Two Million Five Hundred Thousand Dollars ($2,500,000) ("Qualified IPO").

     "Fundamental Corporate Change" shall have the meaning set forth in Section 4.1.

     "Holder" shall mean the Person in whose name the Warrant or Warrant Stock set forth herein is registered on the books of the Company maintained for such purpose.

     "Other Property" shall have the meaning set forth in Section 4.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on their exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereon, which would constitute a sale thereof within the meaning of the Securities Act.

     "Transfer Notice" shall have the meaning set forth in Section 9.2.

     "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

            "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof.
All
Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

     2. Exercise of Warrant

     2.1 Manner of Exercise

     From and after the Closing Date and until 5:00 p.m., New York time, on the Expiration Date (regardless of any prepayment of the Loan), Holder may exercise this Warrant, on any Business Day, for all, but not part, of the number of shares of Common Stock purchasable hereunder.



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
     In order to exercise this Warrant in whole Holder shall deliver to the Company at its principal office at 200 Lake Street, Suite 102, Peabody, MA 01960, or at the office or agency designated by the Company pursuant to Section 13, (i) a written notice of Holder's election to exercise this Warrant, (ii) payment of the Warrant Price in cash or wire transfer or cashier's check drawn on a United States bank and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt of the items referred to in clauses (i), (ii) and (iii) above, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

     2.2 Payment of Taxes and Charges

     All shares of Common  Stock  issuable  upon the  exercise  of this  Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, freely tradable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

     2.3 Fractional Shares

     The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, such fraction shall be adjusted to a full share of Common Stock.

     2.4 Continued Validity

     A holder of shares of Common Stock issued upon the exercise of this Warrant (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder) shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9 and 10 of this Warrant. The Company will, at the time of exercise of this Warrant, upon the request of Holder, acknowledge in writing, in form reasonably satisfactory to Holder, its continuing obligation to afford Holder all such rights; provided, however, that if Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to Holder all such rights.



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
     2.5 Cooperation

     The Company shall assist and cooperate with any Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant, including, without limitation, making any filings required to be made by the Company. The Holder shall reimburse the Company for any reasonable costs and expenses incurred by the Company (including without limitation, reasonable attorneys' fees) in connection with the cooperation and assistance. Notwithstanding the foregoing, the costs and expenses shall not include any fees or costs related to any federal or state registration of this Warrant or the Warrant Shares or registered public offering of the Company's securities.

     2.6 Regulation

     This Warrant may not be exercised by a Holder that qualifies as a "subsidiary" of a "bank holding company" (as such terms are defined in Section
225.2 of Regulation Y issued by the Board of Governors of the Federal Reserve System ("Regulation Y")) (a "BHC Subsidiary") unless such Holder advises the Company in writing that the exercise of the Warrant by such Holder complies with Regulation Y and the Bank Holding Company Act of 1956, as amended ("BHCA").


     3. Transfer, Division and Combination

     3.1 Transfer

     Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole but not in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 13, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant in the name of the assignee and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new warrant issued.

     3.2 Division and Combination

     Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation thereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Sections 3.1 and 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     3.3 Expenses

     The Company shall prepare, issue and deliver at its own expense
(other than transfer taxes) the new Warrants or Warrants under this Section 3.

            3.4   Maintenance of Books

     The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.



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     4. ADJUSTMENTS

     4.1 Transfer

     In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of (each, a "Fundamental Corporate Change") and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of the Warrant, such number of shares of common stock of the successor or acquiring corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Corporate Change. In case of any such Fundamental Corporate Change, the successor or acquiring corporation (if other than the Company) shall expressly assume in writing the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4 shall similarly apply to successive Fundamental Corporate Change.

     4.2 Recapitalization

     If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4) provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of the Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holder of this Warrant after the recapitalization to the end that the provisions of this
Section 4 (including adjustment of the Exercise Price then in effect and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable.


     5. Notices to Holder

     5.1 Notice of Adjustments

     Whenever the shares for which this Warrant is exercisable shall be subject to a Fundamental Corporate Change the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 16.2. The Company shall keep at its office or agency designated pursuant to Section 13 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by Holder.



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     5.2 Notice of Corporate Action

            If at any time:

     (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

     (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation; or (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then,  in any one or more of such cases,  the Company  shall give to Holder
(i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16.2.


     6. No Impairment

     The  Company  shall  not  by any  action,  including,  without  limitation, amending  its  certificate  of  incorporation  or  through  any  reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the
Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.


     7. Reservation and Authorization of Common Stock

     From and after the Closing Date, the Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable and not subject to preemptive rights.

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            Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.


     8. Taking of Record; Stock and Warrant Transfer Books

     The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.


     9. Restrictions on Transferability

     The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

     9.1 Restrictive Legend

     (a) Holder, by accepting this Warrant and any Warrant Stock agrees that this Warrant and the Warrant Stock issuable upon exercise hereof may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel for Holder that such securities may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Commission.

     Each certificate for Warrant Stock issuable hereunder shall bear a legend as follows until such securities have been sold pursuant to an effective registration statement under the Securities Act:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

     (b) Except as otherwise provided in this Section 9, the Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THIS COMMON STOCK PURCHASE WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS COMMON STOCK PURCHASE WARRANT."



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     9.2 Notice of Proposed Transfers

     Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the Holder shall give ten days' prior written notice (a "Transfer Notice") to the Company of Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to Holder who shall be reasonably satisfactory to the
Company, an opinion that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, notify the Holder as to whether such opinion is reasonably satisfactory and, if so, such holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and the Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. Holder shall not be entitled to Transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this Section 9.2 that such opinion is reasonably satisfactory.

     9.3 Registration of Common Stock Shares.

     From and after the first public sale of shares of the Company's Common Stock pursuant to an effective registration statement under the Securities Act, after the expiration of any applicable underwriter lock-up period, the Holder shall have the right to have the Warrant Stock registered for resale on a Form S-3 Registration Statement in the event the Company is eligible to file a Form S-3 (or any successor form).

     9.4 Termination of Restrictions

     Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrant Stock and the Restricted Common Stock and the legend requirements of Section 9.1 shall terminate as to any particular share of Warrant Stock or Restricted Common Stock
(i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act.

     Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

     10. PREEMPTIVE PURCHASE RIGHTS

     If at any time the Company grants, issues or sells any shares of Common Stock or other securities or any options, warrants, or rights to purchase shares of Common Stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the "Subscription Rights"), then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to the Subscription Rights, the total number of Subscription Rights that the Holder would have acquired if the Holder had exercised this Warrant immediately before the record date for the grant, issuance or sale of the Subscription Rights, or if no record date is determined, the date as of which the record holders of Shares entitled to receive the Subscription Rights were determined.

     11. Supplying Information

     The Company shall cooperate with Holder in supplying such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

     12. Loss or Mutilation

     Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

     13. Office of the Company

     As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

     14. Limitation of Liability

     No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     15. RIGHTS OF CO-SALE

     (a) If at any time any stockholder of the Company who owns shares of Common Stock constituting 10% or more of the Company's ownership interests (computed on a fully diluted basis) (a "Significant Shareholder") proposes to sell or otherwise transfer any shares of Common Stock to any person (a "Transfer"), and the shares of Common Stock that are to be sold or otherwise transferred constitute 10% or more of the Company's total ownership (computed on a fully diluted basis), the Significant Shareholder proposing the Transfer shall, before the Transfer, deliver written notice of the Transfer (a "Transfer Notice") to the Holder. The Transfer Notice shall state that the Significant Shareholder proposes to Transfer Shares, specify the number of shares of Common Stock subject to the proposed Transfer, and state the terms (including purchase price) of the proposed Transfer.

     (b) The Significant Shareholder shall give the Holder the right to sell Warrant Stock, on a proportional basis, in the transaction described in the Transfer Notice on the same terms and conditions as the Significant Shareholder, and the Significant Shareholder shall take all steps necessary to include the shares of Warrant Stock in the Transfer. Within fifteen (15) days of delivery of the Transfer Notice, the Holder may give written notice (the "Co-Sale Notice") to the Significant Shareholder of its desire to sell, on a proportional basis, the Holder's Warrant Stock in the transaction described in the Transfer Notice.

     (c) If the Holder does not deliver a Co-Sale Notice in response to a properly delivered Transfer Notice within the 15-day period, the Significant Shareholder may proceed with the sale or other transfer, without any further notice to the Company or the Holder pursuant to this Section 15; provided, however, that (i) the sale or other transfer is completed within ninety (90) days on the terms set forth in the Transfer Notice, and (ii) Holder shall continue to have the rights set forth in this Section 15 for all subsequent sales of shares of Common Stock.

     (d) The Holder shall not be required to have exercised this Warrant with respect to Warrant Stock as a condition of giving a Co-Sale Notice with respect to the Warrant Stock.

     (e) Notwithstanding anything to the contrary in this Section 15, the right of a co-sale (i) shall expire immediately upon a Qualified IPO, and (ii) shall not be applicable to a Transfer to an affiliate of the Company.

     16. Miscellaneous

     16.1 Nonwaiver and Expenses

     No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, without limitation, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

     16.2 Notice Generally

     Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three days after the date of deposit in the United States mails, as follows:

            (a)   if to the Company, to:

                  Behavioral Health Online, Inc.
                  200 Lake Street, Suite 102
                  Peabody, MA 01960
                  Attention:  Bruce A. Shear
                  (978) 536-2777
                  (978) 536-2677(fax)

                  with a copy to:

                  Arnold R. Westerman, Esquire
                  Arent Fox Kintner Plotkin & Kahn, PLLC
                  1050 Connecticut Avenue, NW
                  Washington, DC 20036
                  (202) 857-6243
                  (202) 857-6395 (fax)

            (b)   if to the Holder, to:
                  Heller Healthcare Finance, Inc.
                  2 Wisconsin Circle, 4th floor
                  Chevy Chase, MD  20815
                  Attention:  Steven M Curwin, Esq.
                  (301) 664-9827 (Phone)
                  (301) 664-9860 (Fax)

                  with a copy to:
                  Heller Healthcare Finance, Inc.
                  2 Wisconsin Circle, 4th Floor
                  Chevy Chase, MD  20815
                  Attention:  Brett Robinson
                  (301) 347-3137 (Phone)
                  (301) 664-9860 (fax)

                  The Company or the Holder may change the foregoing address by notice given pursuant to this Section.

     16.3 Remedies

     Holder in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     16.4 Successors and Assigns

     Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

     16.5 Amendment

     This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and Holder.

     16.6 Severability

     Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall only be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

     16.7 Headings

     The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     16.8 Governing Law

     This Warrant shall be governed by the laws of the Commonwealth of Massachusetts, without regard to the provisions thereof relating to conflicts of law.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  December 18, 2000


                                       BEHAVIORAL HEALTH ONLINE.COM, INC.




                                       By:   /s/  Bruce A. Shear
                                       Name:      Bruce A. Shear
                                       Title:     Chief Executive Officer

Attest:


                                       By:   /s/  Paula C. Wurts
                                       Name:      Paula C. Wurts
                                       Title:     Assistant Clerk

                                                                     EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ shares of Common Stock of Behavioral Health Online.com, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to whose address is



     and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.




-----------------------------------    ---------------------------------------
                                                 (Name of Registered Owner)




-----------------------------------    ---------------------------------------
                                               (Signature of Registered Owner)



-----------------------------------    ---------------------------------------
                                                      (Street Address)




-----------------------------------    ---------------------------------------
                                       (City)     (State)           (Zip Code)


          Notice: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                     EXHIBIT B

                                 ASSIGNMENT FORM


     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                     No. of Shares of
Name and Address of Assignee                           Common Stock
____________________________________________________________________________



and does hereby irrevocably constitute and appoint



attorney-in-fact to register such transfer on the books of Behavioral Health Online.com, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:
        ---------------------------



-----------------------------------    ---------------------------------------
                                                     (Print Name)



-----------------------------------    ---------------------------------------
                                                     (Signature)



-----------------------------------    ---------------------------------------
                                               (Print Name of Witness)



-----------------------------------    ---------------------------------------
                                                (Witness's Signature)


                    Notice: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.